UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5622 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 26, 2012, Southern Union Company (the “Company” or “Southern Union”), Energy Transfer Equity, L.P. (“ETE”), and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (“Merger Sub”), completed their previously announced merger transaction.  Pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 (as amended, the “Merger Agreement”), among the Company, ETE and Merger Sub, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation as an indirect, wholly-owned subsidiary of ETE (the “Merger”).  The Merger became effective on March 26, 2012 at 12:59 p.m., Eastern Time (the “Effective Time”).

Item 1.01  Entry into a Material Definitive Agreement

Citrus Merger Agreement

In connection with, and immediately prior to the Effective Time of, the Merger, CrossCountry Energy, LLC, an indirect wholly-owned subsidiary of the Company (“CrossCountry Energy”), Energy Transfer Partners, L.P. (“ETP”), Citrus ETP Acquisition, L.L.C. (“ETP Merger Sub”), Citrus ETP Finance LLC, ETE, PEPL Holdings, LLC, a newly created indirect wholly-owned subsidiary of the Company (“PEPL Holdings”), and the Company consummated the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 and Amendment No. 2 thereto dated as of March 23, 2012 (as amended, the “Citrus Merger Agreement”), by and among ETP, ETP Merger Sub and Citrus ETP Finance LLC, on the one hand, and ETE, CrossCountry Energy, PEPL Holdings and the Company, on the other hand.

Immediately prior to the Effective Time, the Company, Crosscountry Energy and PEPL Holdings became parties by joinder to, and the Company assumed the obligations and rights of ETE under, the Citrus Merger Agreement.  The Company made certain customary representations, warranties, covenants and indemnities in the Citrus Merger Agreement.  Pursuant to the Citrus Merger Agreement, ETP Merger Sub was merged with and into CrossCountry Energy (the “Citrus Merger”), with CrossCountry Energy continuing as the surviving entity in the Citrus Merger as a wholly-owned subsidiary of ETP and, as a result thereof, ETP indirectly owns 50% of the outstanding capital stock of Citrus Corp. (“Citrus”) and its wholly-owned subsidiaries.  As consideration for the Citrus Merger, Southern Union received from ETP $2.0 billion, consisting of $1.895 billion in cash and $105 million of common units representing limited partner interests in ETP.

Immediately prior to the Effective Time, CCE Holdings, LLC (“CCE Holdings”) contributed $1.45 billion of the total cash consideration received in respect of the Citrus Merger to Merger Sub in exchange for an equity interest in Merger Sub.  In connection with the Merger, at the Effective Time, such equity interest in Merger Sub held by CCE Holdings was cancelled and retired.

The foregoing description of the Citrus Merger Agreement and the Citrus Merger is not complete and is qualified in its entirety by reference to the Citrus Merger Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Support Agreement for ETP Indebtedness related to the Citrus Merger

Pursuant to the Citrus Merger Agreement, immediately prior to the Effective Time, (i) the Company contributed its ownership interests in Panhandle Eastern Pipe Line Company, LP and Southern Union Panhandle, LLC (collectively, the “Panhandle Interests”) to PEPL Holdings (the “Panhandle Contribution”); and (ii) following the Panhandle Contribution, the Company entered into a contingent residual support agreement (the “Support Agreement”) with ETP and Citrus ETP Finance LLC, pursuant to which the Company agreed to provide contingent, residual support to Citrus ETP Finance LLC (on a non-recourse basis to the Company) with respect to Citrus ETP Finance LLC’s obligations to ETP to support the payment of $2.0 billion in principal amount of senior notes issued by ETP on January 17, 2012.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amended and Restated Revolving Credit Agreement

Effective March 26, 2012, the Company entered into the Eighth Amended and Restated Revolving Credit Agreement with the banks named therein in the principal amount of $700 million (the “2012 Revolver”).  The 2012 Revolver is an amendment, restatement and refinancing of the Seventh Amended and Restated Revolving Credit Agreement.  The 2012 Revolver will mature on May 20, 2016.  The Company entered into the 2012 Revolver in order to obtain consent to the transactions contemplated by the Merger Agreement, the Citrus Merger Agreement and the Support Agreement, to increase the amount of the facility from $550 million to $700 million and to modify certain covenants. Borrowings on the 2012 Revolver are available for the Company’s working capital, other general corporate purposes and letter of credit requirements.

Borrowings under the 2012 Revolver will bear interest at LIBOR plus a margin, which will vary from 1.125% to 2.25%, based on the Company’s senior long-term unsecured debt ratings provided by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”).  Amounts under the 2012 Revolver that remain undrawn are subject to a commitment fee payable quarterly in arrears at an annual rate that will vary from 0.175% to 0.40% of such undrawn amounts, based on the Company’s senior long-term unsecured debt ratings provided by Moody’s and S&P.

The 2012 Revolver contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of the Company to, among other things, incur liens, incur indebtedness, sell or transfer assets or engage in acquisitions, mergers and/or consolidations and customary events of default.

The foregoing description of the 2012 Revolver is not complete and is qualified in its entirety by reference to the 2012 Revolver, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company repaid all amounts (including principal, interest and fees) accrued and outstanding under (i) the Amended and Restated Credit Agreement, dated as of August 3, 2010 (the “Company Term Loan”), among the Company, as borrower, and the lenders party thereto and (ii) the Amended and Restated Credit Agreement, dated as of June 29, 2007, as amended June 13, 2008 (the “Trunkline Loan”), among Trunkline LNG Holdings, LLC, as borrower, Panhandle Eastern Pipeline Company, LP and CrossCountry Citrus, LLC, as guarantors, and the lenders party thereto.  Proceeds from the Citrus Merger of approximately $342 million were used to repay the Trunkline Loan.  The Company Term Loan was terminated effective as of March 23, 2012 and the Trunkline Loan was terminated effective as of March 26, 2012.

The Company amended and terminated the Southern Union Company Directors’ Deferred Compensation Plan (the “Directors’ Plan”) and the Southern Union Company Supplemental Deferred Compensation Plan (the “Officers’ Plan” and, together with the Directors’ Plan, the “Plans”), effective March 23, 2012.  Distributions of all benefits under the Plans will be made in single lump sum payments as soon as administratively practicable after the closing of the Merger but not later than May 31, 2012, in full satisfaction of all benefits held under the Plans for participants (or in the case of deceased participants, their beneficiaries).

Item 2.01	Completion of Acquisition or Disposition of Assets.

At the Effective Time, each share of the Company’s common stock, par value $1.00 per share (“Southern Union Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Southern Union Common Stock held by stockholders properly exercising appraisal rights available under Section 262 of the Delaware General Corporation Law (“DGCL”) or shares of Southern Union Common Stock held directly or indirectly by the Company or any of its wholly-owned subsidiaries immediately prior to the Effective Time) was converted into the right to receive, as consideration for the Merger (the “Merger Consideration”), at the election of the holder of such share, either (i) $44.25 in cash (the “Cash Consideration”) or (ii) 1.00x ETE common unit (the “Equity Consideration”).

As previously announced, under the terms of the Merger Agreement, Southern Union stockholders could elect to exchange each outstanding share of Southern Union common stock for $44.25 of cash or 1.00x ETE common unit, with no more than 60% of the aggregate Merger Consideration payable in cash and no more than 50% of the aggregate Merger Consideration payable in ETE common units.  The Merger Consideration election deadline was March 19, 2012 and the notice of guaranteed delivery deadline was March 22, 2012.  The final Merger Consideration election results were as follows:

•	Holders of approximately 54% of outstanding Southern Union shares, or 67,985,929 Southern Union shares, elected to receive cash.

•
Holders of approximately 46% of outstanding Southern Union shares, or 56,981,860 Southern Union shares, will receive ETE common units.  This amount is comprised of 38,872,598 Southern Union shares for which holders elected to receive ETE common units and 18,109,262 Southern Union shares for which holders either did not make an election (other than dissenting shares), did not deliver a valid election form prior to the election deadline or did not properly deliver shares of Southern Union Common Stock for which elections were made pursuant to the notice of guaranteed delivery procedure and, therefore, will be deemed to have elected to receive ETE common units.

No fractional ETE common units were issued in the Merger, and Southern Union’s stockholders received cash in lieu of fractional ETE common units.

The information in Items 1.01 and 5.01 is incorporated herein by reference.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release announcing the closing of the Merger and the Citrus Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on March 27, 2012, the New York Stock Exchange (“NYSE”) filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) to delist the Southern Union Common Stock from the NYSE.  In addition, ten days after the filing of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Southern Union Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.
Pursuant to the terms of the Merger Agreement, each share of Southern Union Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Southern Union Common Stock held by stockholders properly exercising appraisal rights available under Section 262 of the DGCL or shares of Southern Union Common Stock held directly or indirectly by the Company or any of its wholly-owned subsidiaries immediately prior to the Effective Time) was converted into the right to receive the Merger Consideration.

At the Effective Time of the Merger, holders of shares of Southern Union Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration in accordance with the Merger Agreement or, in the case of shares of Southern Union Common Stock held by stockholders properly exercising appraisal rights available under Section 262 of the DGCL, appraisal rights.

Pursuant to the Company’s equity incentive plans, individual award agreements and the terms of the Merger Agreement, all stock options and stock appreciation rights outstanding immediately prior to the Effective Time vested.  All unexercised options and stock appreciation rights were cancelled immediately prior to the Effective Time.  Each stock option and stock appreciation right so cancelled was converted into the right to receive an amount in cash equal to $44.25 less (i) the applicable exercise price and (ii) any applicable deductions and withholdings required by law.

Shares of restricted stock for which restrictions have not otherwise lapsed or expired and were outstanding prior to the Effective Time had their associated restrictions lapse/expire prior to the Effective Time and the total number of shares of Southern Union Common Stock subject to such restricted stock grants were issued and converted into the right to receive the Equity Consideration, less all deductions and withholdings required by law (such deduction was made by reducing the number of ETE common units otherwise payable as part of the consideration for such restricted stock (with the ETE common units valued at the closing price thereof on the day prior to the closing of the Merger for this purpose)).

Restrictions on each cash restricted stock unit (“CRSU”) outstanding immediately prior to the Effective Time expired and each CRSU was converted into the right to receive a lump sum cash payment equal to (i) $44.25 multiplied by the total number of shares of Southern Union Common Stock underlying such CRSU, less (ii) any applicable deductions and withholdings required by law.

The information in Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred on March 26, 2012 and the Company became an indirect, wholly-owned subsidiary of ETE.

ETE’s source of funds for the Merger include ETE common units, funds from ETE’s senior secured term loan credit facility and proceeds from the Citrus Merger.  In connection with ETE’s (i) senior secured term loan credit facility, (ii) senior secured revolving credit facility and (iii) 7.500% senior notes due 2020, ETE pledged all of its membership interests in ETE Sigma Holdco, LLC, which is the company that now owns all of the common stock of the Company.

 The information under Items 1.01 and 3.03 are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, (i) the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company and (ii) the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company.  Accordingly, from and after the Effective Time, by virtue of the Merger, each of the directors and officers of the Company immediately prior to the Effective Time ceased to be directors and officers of the Company (other than the Company’s Vice President, Assistant General Counsel and Secretary).

On March 26, 2012, the Company provided Notices of Termination (as that term is defined under their respective Employment Agreements) of employment to each of George L. Lindemann, Chairman of the Board and Chief Executive Officer, Eric D. Herschmann, Vice Chairman of the Board and President and Chief Operating Officer, Richard N. Marshall, Senior Vice President and Chief Financial Officer, Robert O. Bond, Senior Vice President, Pipeline Operations, and Monica M. Gaudiosi, Senior Vice President & General Counsel, pursuant to their respective employment agreements with the Company, each dated as of August 28, 2008 (the “Employment Agreements”), effective as of March 26, 2012.

The Company thanks its former directors and officers for their many years of dedicated service.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Merger, (i) the certificate of incorporation of the Company was amended and restated in its entirety and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company.  Copies of the Company’s amended and restated certificate of incorporation and bylaws are attached hereto as Exhibits 3.01 and 3.02, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in the Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.                             Exhibit
2.1 2.2 3.1 3.2 10.1 10.2 99.1

Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company (The agreement was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on July 20, 2011 and is incorporated herein by reference; Amendment No. 1 was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on September 15, 2011 and is incorporated herein by reference)

Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 and Amendment No. 2 thereto dated as of March 23, 2012, by and among Energy Transfer Partners, L.P., Citrus ETP Acquisition, L.L.C. and Citrus ETP Finance LLC, on the one hand, and Energy Transfer Equity, L.P., the Company, PEPL Holdings, LLC and CrossCountry Energy, LLC, on the other hand (The agreement was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on July 20, 2011 and is incorporated herein by reference; Amendment No. 1 was attached as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 15, 2011 and is incorporated herein by reference; Amendment No. 2 is filed herewith*)

Amended and Restated Certificate of Incorporation of Southern Union Company*

Bylaws of Southern Union Company*

Eighth Amended and Restated Revolving Credit Agreement, dated as of March 26, 2012, among the Company and the lenders named therein*

Support Agreement, dated as of March 26, 2012, among PEPL Holdings, LLC, Energy Transfer Partners, L.P. and Citrus ETP Finance, LLC*

Joint Press Release issued by Southern Union and ETE dated March 26, 2012*

________________

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: March 27, 2012	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX
  Exhibit No.                                                                 Description

2.1 2.2 3.1 3.2 10.1 10.2 99.1

Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011, by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and Southern Union Company (The agreement was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on July 20, 2011 and is incorporated herein by reference; Amendment No. 1 was attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on September 15, 2011 and is incorporated herein by reference)

Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 and Amendment No. 2 thereto dated as of March 23, 2012, by and among Energy Transfer Partners, L.P., Citrus ETP Acquisition, L.L.C. and Citrus ETP Finance LLC, on the one hand, and Energy Transfer Equity, L.P., the Company, PEPL Holdings, LLC and CrossCountry Energy, LLC, on the other hand (The agreement was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on July 20, 2011 and is incorporated herein by reference; Amendment No. 1 was attached as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on September 15, 2011 and is incorporated herein by reference; Amendment No. 2 is filed herewith*)

Amended and Restated Certificate of Incorporation of Southern Union Company*

Bylaws of Southern Union Company*

Eighth Amended and Restated Revolving Credit Agreement, dated as of March 26, 2012, among the Company and the lenders named therein*

Support Agreement, dated as of March 26, 2012, among PEPL Holdings, LLC, Energy Transfer Partners, L.P. and Citrus ETP Finance, LLC*

Joint Press Release issued by Southern Union and ETE dated March 26, 2012*

________________

*  Filed herewith